Exhibit 99.5

CONSOLIDATED FINANCIAL STATEMENTS

Precision Engineered Products Holdings, Inc.

Year Ended December 31, 2013 and 2012

With Report of Independent Auditors

Precision Engineered Products Holdings, Inc.

Consolidated Financial Statements

Year Ended December 31, 2013 and 2012

Ernst & Young LLP Suite 800 40 Westminster Street Providence, RI 02903	Tel: +1 401 457 3700 Fax: +1 401 457 3702 ey.com

Report of Independent Auditors

The Shareholder

Precision Engineered Products Holdings, Inc.

We have audited the accompanying consolidated financial statements of Precision Engineered Products Holdings, Inc., which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, shareholder’s equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precision Engineered Products Holdings, Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2013, the Company adopted Accounting Standards Update (ASU) No. 2014-02 (the alternative), Intangibles-Goodwill and Other.

May 1, 2014

Precision Engineered Products Holdings, Inc.

Consolidated Balance Sheets

(In Thousands)

	December 31,
	2013	2012
Assets
Current assets:
Cash	$31,324	$29,827
Accounts receivable, net of reserves of $598 and $555	23,410	25,371
Inventories (Note 3)	21,819	22,545
Income tax receivable	1,717	3,343
Other current assets	3,628	2,878

Total current assets	81,898	83,964

Property, plant and equipment, net (Note 4)	32,262	34,680
Intangibles and deferred financing costs, net (Note 6)	133,471	141,104
Goodwill	123,007	136,674

Total assets	$370,638	$396,422

Liabilities and shareholder’s equity
Current liabilities:
Overdrafts	$858	$507
Current portion of long-term debt (Note 7)	15,971	657
Trade accounts payable	7,781	7,213
Accrued expenses	7,619	5,599
Other current liabilities	771	1,580

Total current liabilities	33,000	15,556

Deferred tax liability	51,061	53,557
Supplemental executive retirement plan (Note 10)	657	457
Long-term debt, less current portion (Note 7)	162,158	138,129

Shareholder’s equity:
Common stock	—	—
Additional paid-in capital	122,825	162,785
Retained earnings	937	25,938

Total shareholder’s equity	123,762	188,723

Total liabilities and shareholder’s’ equity	$370,638	$396,422

See accompanying notes.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Income

(In Thousands)

	Year Ended December 31
	2013	2012

Net sales	$178,441	$201,478
Cost of goods sold	122,642	140,407

Gross profit	55,799	61,071

Selling, general and administrative expenses	35,263	21,877

Operating income	20,536	39,194

Other expenses:
Interest expense	(8,752)	(10,640)
Management fees (Note 9)	(1,000)	(1,000)
Other, net	(695)	(632)

Income before income taxes	10,089	26,922

Income tax expense (Note 8)	(9,152)	(10,250)

Net income	$937	$16,672

See accompanying notes.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Shareholder’s Equity

(In Thousands, Except Per Share Amounts)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Shareholder’s Equity
	Shares	Amount

Balance at December 31, 2011	100	$—	$162,475	$9,266	$171,741
Net income	—	—	—	16,672	16,672
Share-based compensation expense (Note 11)	—	—	310	—	310

Balance at December 31, 2012	100	—	162,785	25,938	188,723
Net income				937	937
Dividend (Note 7)	—		(40,062)	(25,938)	(66,000)
Share-based compensation expense (Note 11)	—		310		310
Other	—		(208)		(208)

Balance at December 31, 2013	100	$—	$122,825	$937	$123,762

See accompanying notes.

Precision Engineered Products Holdings, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2013	2012
Operating activities
Net income	$937	$16,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,795	5,020
Amortization expense	21,110	7,798
Amortization of deferred financing costs	1,026	2,016
Share-based compensation expense	310	310
Deferred income taxes	(2,418)	(3,581)
Changes in assets and liabilities:
Inventories	726	5,642
Accounts receivable	1,961	3,536
Trade accounts payable	568	(5,959)
Other	1,673	(5,724)

Net cash provided by operating activities	29,688	25,730

Investing activities
Change in cash held in escrow	—	2,000
Payment of contingent earn-out	(300)	(2,000)
Capital expenditures	(1,377)	(1,675)

Net cash used in investing activities	(1,677)	(1,675)

Financing activities
Changes in overdraft	351	(3,607)
Payment of debt	(657)	(16,614)
Incremental term loan	40,000	—
Dividend	(66,000)	—
Other	(208)	(776)

Net cash used in financing activities	(26,514)	(20,997)

Net increase in cash	1,497	3,058
Cash at beginning of period	29,827	26,769

Cash at end of period	$31,324	$29,827

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$7,720	$10,647

Income taxes	$10,263	$18,880

See accompanying notes.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements

(In thousands, Except Per Unit Amounts)

December 31, 2013

1. Business, Acquisition and Basis of Presentation

Business and Acquisition

Precision Engineered Products Holdings, Inc. (PEP Holdings or Company), a wholly owned subsidiary of PEP Industries LLC (PEP Industries or Parent Company), markets and manufactures stampings, electrical contacts and assemblies, specialty and clad metals, and engineered plastic components and also provides surface finishing technologies to its customers, primarily in the medical/surgical, energy management and transportation markets.

On October 3, 2011, the Company acquired Boston Endo-Surgical Technologies, Inc. (BE-ST), a leader and innovator of spinal and orthopedic surgical instruments headquartered in Hampton, New Hampshire. The purchase agreement provided for contingent earn-out payments of $300 and $750 in 2012 and 2013, pursuant to certain sales targets being attained by BE-ST to major customers acquired in the transaction. In accordance with applicable guidance relating to business combinations, the Company recognized this contingent earn-out payment amount on its consolidated balance sheets within other current liabilities at December 31, 2013 and 2012. In fiscal 2012 and 2013, both the contingencies were met and the earn-out payments of $300 and $750 were paid in March 2013 and 2014, respectively.

Subsequent to the Company’s fiscal year end, on March 17, 2014, the Company acquired certain assets and assumed certain liabilities of Connecticut Plastics, Inc., for $14,000. Connecticut Plastics is a leader and innovator of plastic machining and polishing, headquartered in Wallingford, Connecticut. As the acquisition took place subsequent to year end, the Company has not completed the purchase price allocation as the third-party valuations of certain acquired assets of Connecticut Plastics, Inc. have not been finalized.

2. Summary of Significant Accounting Policies and Practices

Principles of Consolidation

All significant intercompany balances and transactions have been eliminated in consolidation.

The consolidation comprised the following entities:

1.	Precision Engineered Products Holdings, Inc. – Attleboro, Massachusetts, USA

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

2.	Precision Engineered Products LLC – Attleboro, Massachusetts, USA

3.	Brainin-Advance Industries LLC – Attleboro, Massachusetts, USA

2. Summary of Significant Accounting Policies and Practices (continued)

4.	Brainin (Foshan) Precision Engineered Products Co., Ltd (Brainin – China). – Foshan City, China

5.	Brainin de Mexico, S.A. de C.V. (Brainin – Mexico) – Naucalpan, Mexico

6.	Polymetallurgical LLC (a/d/b/a Brainin-Advance Industries) – North Attleboro, Massachusetts, USA

7.	Lacey Manufacturing Company LLC (a/d/b/a BE-ST & Connecticut Plastics) – Bridgeport, Connecticut, USA

8.	Wauconda Tool & Engineering LLC – Algonquin, Illinois, USA

9.	General Metal Finishing LLC – Attleboro, Massachusetts, USA

10.	Matrix Incorporated LLC (a/d/b/a MicroPEP) – East Providence, Rhode Island, USA

Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual amounts could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company did not hold any cash equivalents at December 31, 2013 and 2012.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its accounts receivable and cash. Cash balances are held in high-quality financial institutions, which are evaluated periodically by management to minimize the risk associated with the balances. The Company grants credit to its customers and generally does not require collateral as losses have not exceeded reserves established.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

2. Summary of Significant Accounting Policies and Practices (continued)

Revenue Recognition and Trade Receivables

Revenue is recognized upon delivery of products and transfer of title to customers, when persuasive evidence of an arrangement exists, the price is fixed or determinable and collection is reasonably assured. The Company recorded amounts billed to customers for the construction of tooling used in the production of goods within cost of goods sold. These amounts totaled approximately $6,799 and $5,603 for the year ended December 31, 2013 and 2012, respectively.

Trade receivables are stated at gross invoice amount, less discounts and estimated provisions for uncollectible accounts. In circumstances where the Company is made aware of a specific customer’s inability to meet its financial obligations, a reserve is established. The Company grants credit to its customers and generally does not require collateral, as losses have not exceeded reserves established. The majority of accounts are individually evaluated on a regular basis and appropriate reserves are established as deemed necessary.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method.

Goodwill and Other Intangible Assets

The Company accounts for acquired goodwill and intangible assets in accordance with applicable accounting guidance for business combinations, goodwill and other intangible assets, which involves judgment with respect to the determination of the purchase price and the valuation of the acquired assets and assumed liabilities in order to determine the final amount of goodwill. The Company believes that the estimates that it has used to record its acquisitions are reasonable and in accordance with the applicable accounting guidance.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

2. Summary of Significant Accounting Policies and Practices (continued)

The Company elected to adopt Accounting Standards Update (ASU) No. 2014-02 (the alternative) (ASU 2014-02) during the current year. ASU 2014-02 allows private companies to elect to amortize goodwill on a straight-line basis over ten years and perform a simpler one-step impairment test at either the entity level or the reporting unit level. Accordingly, the Company began amortizing its acquired goodwill from past acquisitions over a ten year period effective January 1, 2013 and recorded amortization expense of $13,667 for the year ended December 31, 2013. Amortization expense for each of the five succeeding fiscal years is expected to be $13,667. Further, the Company has evaluated the carrying value of goodwill and determined that no impairment existed at its annual evaluation dates at December 31, 2013 and 2012.

Under the applicable accounting guidance, intangible assets determined to have an indefinite useful life are not amortized; instead, these assets are evaluated for impairment on an annual basis, and whenever events or business conditions warrant. The Company has evaluated the carrying value of its indefinite-lived intangible assets and determined that no impairment existed at its annual evaluation dates at December 31, 2013 and 2012.

The Company reviews long-lived assets for impairment, in accordance with the applicable accounting guidance. If facts and circumstances indicate that the Company’s long-lived assets might be impaired, the estimated future undiscounted cash flows associated with the long-lived asset would be compared to its carrying amount to determine if a write-down to fair value is necessary. If a write-down is required, the amount is determined by estimation of the present value of net discounted cash flows in accordance with applicable accounting guidance. To date, the Company has not identified any indicators of impairment. Amortization expense related to the definite-lived intangible assets is computed on an accelerated basis based on the projected economic benefit from the related underlying assets over their estimated useful lives.

Derivatives

The guidance for the accounting of derivatives and hedging transactions requires that all derivative instruments be recognized on the balance sheet at fair value. In addition, it establishes criteria for designation and effectiveness of hedging relationships. Changes in the fair value of derivative financial instruments are either recognized periodically in the statements of income or in shareholder’s equity as a component of accumulated other comprehensive income, depending on whether the derivative financial instrument qualifies for hedge accounting, and, if so, whether it qualifies as a fair value hedge or cash flow hedge.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

2. Summary of Significant Accounting Policies and Practices (continued)

In 2011, the Company entered into an interest-rate cap agreement to reduce exposure to interest rate fluctuations. The cap does not qualify for hedge accounting pursuant to applicable accounting guidance, and accordingly, any mark-to-market fair value adjustments on the derivative instrument will be recorded on the consolidated balance sheets with changes being recorded through the consolidated statements of income. The fair value of the interest-rate cap and the related mark-to-market adjustment for the year ended December 31, 2013 and 2012 was not material. The Company does not hold or issue derivative financial instruments for trading or speculative purposes.

Share-Based Compensation

The guidance for the accounting of share-based payments requires that new, modified and unvested unit-based or share-based compensation arrangements with employees be measured at fair value and recognized as compensation expense over the requisite service period. This compensation expense is recognized as a component of other expenses. See further discussion of share based compensation arrangements in Note 11.

3. Inventories

Components of inventories are as follows at December 31:

	2013	2012

Raw materials	$9,557	$9,935
Work in process	3,848	4,421
Finished goods	8,414	8,189

Total inventories	$21,819	$22,545

The Company has consignment agreements to obtain precious metals, primarily silver, for its operations and to eliminate its exposure to market fluctuations in commodity prices. These consignment arrangements are with commercial lenders and may be terminated by either party upon 90 days’ notice. At December 31, 2013 and 2012, the Company has $8,444 and $11,553 of precious metals on consignment. The consignment is secured by the precious-metals inventory, which is not included as a component of inventories in the consolidated balance sheets.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

4. Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	2013	2012	Estimated Lives
Land, building and improvements	$21,865	$21,875	0-24
Machinery and equipment	25,616	23,808	2-12
Furniture and fixtures and other	3,377	3,798	2-8

	50,858	49,481
Less accumulated depreciation	(18,596)	(14,801)

	$32,262	$34,680

5. Leases

The Company has several non-cancelable operating leases with renewal options, primarily for buildings. In 2013 and 2012, rental expense for operating leases was $983 and $969, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2013 are:

2014	$899
2015	431
2016	325
2017 2018	286 182
Thereafter	144

Total minimum lease payments	$2,267

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

6. Goodwill, Intangible Assets and Deferred Financing Costs

Goodwill

The changes in the carrying amount of goodwill for the year ended December 31, 2013 are as follows:

Balance at December 31, 2012	$136,674
Amortization expense	(13,667)

Balance at December 31, 2013	$123,007

6. Goodwill, Intangible Assets and Deferred Financing Costs (continued)

The total amount of goodwill that is expected to be deductible for tax purposes at December 31, 2013 is approximately $3,968.

Intangible Assets and Deferred Financing Costs

Intangibles and related amortization at December 31 are as follows:

2013	Gross	Accumulated Amortization	Net	Estimated Lives

Trade names	$25,215	$—	$25,215	Indefinite
Business process	22,585	(6,569)	16,016	20
Customer relationships	106,261	(17,170)	89,091	25
Deferred financing costs	7,150	(4,001)	3,149	6

	$161,211	$(27,740)	$133,471

2012	Gross	Accumulated Amortization	Net	Estimated Lives

Trade names	$25,215	$—	$25,215	Indefinite
Business process	22,585	(4,604)	17,981	20
Customer relationships	106,240	(11,692)	94,548	25
Deferred financing costs	6,335	(2,975)	3,360	6

	$160,375	$(19,271)	$141,104

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

Amortization expense for each of the five succeeding fiscal years is expected to be:

2014	$21,811
2015	21,499
2016	21,159
2017	19,897
2018	19,645

6. Goodwill, Intangible Assets and Deferred Financing Costs (continued)

The weighted-average amortization period as of December 31, 2013, by intangible asset class, is presented in the table below:

Intangible Asset Class	Average Amortization Period (in years)

Trade names	Indefinite
Business process	17
Customer relationships	22
Deferred financing costs	3

7. Debt

Long-term debt consists of the following at December 31:

	2013	2012

Term loan	$178,129	$138,786
Less amounts due within one year	(15,971)	(657)

	162,158	$138,129

Revolver	$—	$—

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

Term Loan and Revolving Credit Facility

On December 22, 2010, the Company entered into a credit facility that consists of a $160,000 term loan due in 2016 and a $30,000 revolver due in 2015. The term loan was priced at London Interbank Offered Rate (LIBOR) plus 400 basis points (bps), with a 1.5% LIBOR floor and a step down to LIBOR plus 375 bps, with a 1.5% LIBOR floor, if the consolidated leverage ratio is 2.75 times or less. In September 2012, the Company entered into an amendment which lowered the spread and the related LIBOR floor on this credit facility. As a result of this amendment, the term loan was re-priced to LIBOR plus 300 bps, with a 1.00% LIBOR floor and step down to LIBOR plus 250 bps, with a 1.00% LIBOR floor, if the consolidated leverage ratio is 2.25 times or less. The provisions of the term loan also include a 50% excess-cash-flow sweep that activates

7. Debt (continued)

if total leverage is greater than 2.0 times. The weighted-average interest rates during 2013 and 2012 were approximately 4.00% and 5.00%, respectively.

As a result of this repricing amendment, under the applicable accounting guidance for modifications and exchanges of debt instruments, previously capitalized and deferred financing costs of approximately $1,100 were written off and immediately expensed in the consolidated statements of income during 2012 (recorded as interest expense). In addition, the Company incurred $800 in fees as a result of the repricing amendment, of which, under the applicable accounting guidance for modifications and exchanges of debt instruments, $100 was immediately expensed in the consolidated statement of income during 2012 (recorded as interest expense) and the remainder was capitalized to deferred financing costs.

The revolver, undrawn at December 31, 2013 and 2012, includes a $12,000 sublimit for letters of credit and a $5,000 sublimit for swing line loans. The unused fee on the revolving credit facility is 50 bps, which would reduce to 37.5 bps if the leverage ratio is 2.75 times or less.

The term loan requires mandatory repayment of principal in full on the date on which the revolving credit facility is scheduled to terminate on December 22, 2016. The Company voluntarily prepaid the fiscal year 2012 mandatory principal payments on the term loan in December 2011. In accordance with the Credit Agreement, this voluntary prepayment of the mandatory principal payments for fiscal year 2012 in December 2011 eliminated the mandatory principal payments due in 2012 and reduced the mandatory principal payments in each of the years from 2013 through 2016. During fiscal 2012, the Company voluntarily prepaid mandatory principal payments on the term loan for future periods of $7,500. No such payments were made

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

in 2013. In accordance with the Credit Agreement, this voluntary prepayment of the mandatory principal payments in fiscal 2012 for the future periods reduced the mandatory principal payments in each of the years from 2013 through 2016.

On March 12, 2013, the Company borrowed an additional $40,000 on the existing term loan. The incremental loan, in addition to cash on-hand, was used to fund a cash dividend of $66,000 to the Parent Company’s shareholders. The Company incurred a fee of approximately $835 as a result of this transaction, which has been recognized as an intangible asset on the consolidated balance sheet. As a result of the incremental borrowing on the term loan, the amended debt agreement waived any mandatory prepayment of principal based on a stipulated percentage of excess cash flows for fiscal 2013. The amended debt agreement also modified the Company’s financial covenant as it relates to the consolidated leverage ratio.

7. Debt (continued)

The Company did not make any voluntary principal payments on the term loan in 2013, aside from the mandatory principal payments made during the year. The term loan requires mandatory prepayments of principal based on a stipulated percentage of excess cash, as defined by the credit agreement, of the Company for the immediately preceding year. During fiscal 2012, the Company paid a mandatory payment of principal of $9,114 based on a stipulated percentage of excess cash of the Company for the immediately preceding year. The excess cash flow payment for 2013, due in May 2014 has been estimated at $14,290 and is included in the current portion of long-term debt on the consolidated balance sheet. In 2013 the Company incurred interest expense relating to the term loan of $7,726 and interest expense relating to deferred financing fees of $1,026.

The term loan also contains covenants requiring the Company to maintain certain financial ratios, places limits on its ability to incur or assume debt or create liens with respect to certain of its assets, and has other customary provisions. Management has determined that the Company was in compliance with all applicable covenants under the credit agreement as of December 31, 2013.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

Future Payments

The aggregate amounts of mandatory scheduled payments on debt are as follows:

2014	$15,971
2015	1,681
2016	160,477

$178,129

8. Income Taxes

The Company’s consolidated financial statements reflect its Federal, state and foreign income tax liabilities. For tax purposes, PEP Holdings is classified as a corporation and, as such, is subject to corporate-level Federal and state income taxes. Further, Brainin – China and Brainin – Mexico are taxable corporate entities in China and Mexico, respectively. Accordingly, the tax provision and consolidated balance sheet accounts of the Company have been computed on this basis.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

8. Income Taxes (continued)

The provision (benefit) for income taxes consists of the following at December 31:

	2013	2012

Current:
Federal	$8,795	$10,657
State	2,194	2,761
Foreign	581	413

	11,570	13,831
Deferred:
Federal	(1,848)	(3,040)
State	(494)	(541)
Foreign	(76)	—

	(2,418)	(3,581)

Total provision for income taxes	$9,152	$10,250

For the year ended December 31, 2013, the Company’s effective tax rate is higher than the statutory rate primarily due to goodwill that is being amortized for financial reporting purposes that is not deductible for tax purposes. For the year ended December 31, 2012, the Company’s effective tax rate is higher than the statutory rate primarily due to the impact of state income taxes offset by the domestic manufacturing deductions.

The Company and its subsidiaries file income tax returns in U.S federal, state and foreign jurisdictions.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

8. Income Taxes (continued)

Significant components of the Company’s deferred taxes are as follows at December 31:

	2013	2012
Deferred tax assets:
Allowance for doubtful accounts	$195	$179
Inventory reserves	691	512
Accrued expenses	1,187	999
Foreign tax credits	563	—

Total deferred tax assets	2,636	1,690

Valuation allowance	(563)	—

Net deferred tax assets	2,073	1,690

Deferred tax liabilities:
Intangibles	(47,456)	(49,218)
Fixed assets	(4,611)	(4,886)

Total deferred tax liabilities	$(52,067)	$(54,104)

Total net deferred tax liabilities	$(49,994)	$(52,414)

The Company accounts for its uncertain tax positions in accordance with the applicable income tax guidance. This guidance requires that a tax position must be deemed more likely than not to be sustained before being recognized in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The interpretation also requires that applicable interest and penalties be accrued for unrecognized income tax benefits. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes that amounted to $38 and $89 for the year ended December 31, 2013 and 2012, respectively. The Company has $10 and $126 accrued for interest and penalties at December 31, 2013 and 2012, respectively.

No provision is made for U.S. income taxes on the undistributed earnings of the Company’s wholly-owned foreign subsidiaries because such earnings are indefinitely reinvested in those subsidiaries. If circumstances change and it becomes apparent that all or some of the undistributed earnings of the Company’s wholly owned foreign subsidiaries will not be indefinitely reinvested, a provision for the tax consequence, if any, will be recorded in the period circumstances change. At December 31, 2013, the Company has not provided deferred U.S. income taxes on $3,183 of unremitted earnings.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

9. Related-Party Transactions

Leases

The Company’s headquarters building is leased from a related party. Rent expense amounted to approximately $100 for the years ended December 31, 2013 and 2012, respectively, and includes payments for real estate taxes paid directly to the local municipality.

Management Fees

The Company entered into a management consulting agreement with The Jordan Company and Nautic Partners on December 22, 2010. Pursuant to this agreement, the Company pays a management fee of approximately $500 to both The Jordan Company and Nautic Partners, for a total of $1,000 annually. At December 31, 2012, accrued management fees of $125 are included in other current liabilities. The management fees are included in other expenses. All management fees were paid in full as of December 31, 2013.

10. Pension and Other Postretirement Benefits

401(k) Defined Contribution Plan

The Company has a defined contribution 401(k) savings plan which covers all employees who meet the eligibility requirements, as defined. Participants can contribute a percentage of their compensation, as defined by the plan agreement. Matching contributions to the plan are determined annually by the Company and are equal to the stated percentage of the amount contributed by the participants. The expense related thereto was $632 and $664 for the year ended December 31, 2013 and 2012, respectively.

In addition, the Company has an unfunded supplemental executive retirement plan. The Company accrues under the Plan on behalf of each participant a percentage of their compensation as stipulated by the plan. The expense related thereto was $200 and $198 for the year ended December 31, 2013 and 2012, respectively.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

11. Shareholder’s Equity

The Company has 100 shares of common stock, all of which are authorized, issued and outstanding at December 31, 2013 and 2012. These shares have a par value of $0.001 per share. PEP Industries (Parent Company) owns all the shares of common stock that are authorized, issued and outstanding by PEP Holdings at December 31, 2013 and 2012.

The Parent Company has implemented a management compensation plan (Equity Compensation Plan or the Plan) to align compensation for certain key executives with the Parent Company’s performance. The objective of the Plan is to promote the Parent Company’s long-term growth and profitability along with that of the subsidiaries, by providing those persons who are involved in the Parent Company’s success with an opportunity to acquire an ownership interest in the Parent Company. The Parent Company has authorized the issuance of share-based compensation Units that includes Class B Units, Tier 1, Tier 2 and Tier 3 Promote Units that are authorized, issued and awarded by the Parent Company. Per the applicable share-based payments accounting guidance, the related compensation expense pertaining to these Units is pushed-down and recognized in the Company’s consolidated financial statements.

The description, rights, and provisions of these Units are as follows:

•	Class B Units. As of December 31, 2013 and 2012, no Class B Units have been issued or outstanding. Without amendment to the Parent Company’s formation agreement (LLC agreement or Agreement), the Parent Company cannot issue more than 403,596 Class B Units.

•

Tier 1 Promote Units. At December 31, 2013 and 2012, there were 2,861,735 Tier 1 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 2,861,735 Tier 1 Promote Units. 2,346,803 of these Units vest over five years, while the remainder of the Tier 1 Promote Units vest over approximately three years due to retirement provisions. The fair value of the Tier 1 Promote Units as of the issuance date was approximately $0.54 per unit. The estimated grant-date fair value of these Units was determined using the Probability-Weighted Expected Return Method as defined in the AICPA Practice Aid on Valuation of Privately-Held Company Equity Securities Issued as Compensation. The valuation involved a projected analysis of possible future cash flow outcomes, the estimation of ranges of future and present value under each outcome, and the application of a probability factor to each outcome. Accordingly, the market value of invested capital (MVIC) of the Company was forecasted using various exit multiples and the related

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

11. Shareholder’s Equity (continued)

impact on the Tier 1 Promote Units. The most likely exit event for the Tier 1 Promote Units would be either an IPO or sale of the Company. Exit multiples of earnings before interest taxes, depreciation and amortization (EBITDA) were determined on the acquisition that took place on December 22, 2010 and the Company’s best estimate of future projections. Consequently, the MVIC exit values were then adjusted for the projected net debt outstanding and distributions to the Units on the exit event date to arrive at the residual proceeds available to the Tier 1 Promote Units. forecasted distributions were then discounted to present value over the respective holding period based on a rate of return. The required rate of return was calculated using the Capital Asset Pricing Model (CAPM) and leveraging the business risk index based on future capital structure assumptions. The Company believes that the procedures used for estimating discounted MVIC values, including the rates of return, were reasonable and consistent with the principles and guidelines set forth in the AICPA Practice Aid on Valuation of Privately-Held Company Equity Securities issued as Compensation.

Compensation expense relating to the Tier 1 Promote Units is recognized using the straight-line method. The amount of expense recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. Compensation expense pertaining to these Tier 1 Promote Units was $310 for the years ended December 31, 2013 and 2012. The unrecognized compensation expense pertaining to the unvested Tier 1 Promote Units at December 31, 2013 is approximately $500 and will be recognized over a weighted-average period of 2 years. The number of Tier 1 Promote Units that vested during the year ended December 31, 2013 and December 31, 2012 were 636,302 and 641,005, respectively. The weighted-average grant-date fair value related to the non-vested and vested Tier 1 Promote Units was $0.54 per unit.

•	Tier 2 Promote Units. At December 31, 2013 and 2012, there were 459,717 Tier 2 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 459,717 Tier 2 Promote Units. Such Tier 2 Promote Units vest only upon an Automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the Agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 2 Promote Units shall be unvested Tier 2 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 2 Promote Units has been recognized in the Company’s consolidated financial statements as of December 31, 2013 and 2012.

•	Tier 3 Promote Units. At December 31, 2013 and 2012, there were 238,268 Tier 3 Promote Units issued and outstanding. Without amendment to the Agreement, the Parent Company may issue no more than 238,268 Tier 3 Promote Units. Such Tier 3 Units vest only upon an automatic vesting event and the Company achieving a specified internal rate of return upon the occurrence of an automatic vesting event, as defined in the LLC agreement. Prior to the occurrence of an automatic vesting event, all issued and outstanding Tier 3 Promote Units shall be unvested Tier 3 Promote Units. Per the applicable share-based payments accounting guidance, no compensation expense pertaining to these Tier 3 Promote Units has been recognized in the Company’s consolidated financial statements as of December 31, 2013 and 2012.

Precision Engineered Products Holdings, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, Except Per Unit Amounts)

12. Fair Value of Financial Instruments

Cash and Cash Equivalents

The fair value amounts of cash and cash equivalents approximate the carrying amounts on the consolidated balance sheet date due to the short-term maturities of these instruments.

Debt

The Company determined the fair value of debt by using a valuation model that discounts estimated future cash flows at the benchmark interest rate plus an estimated credit spread. The carrying amount of the debt approximates fair value.

13. Subsequent Events

On March 17, 2014, the Company acquired certain assets and assumed certain liabilities of Connecticut Plastics, Inc., for $14,000. Connecticut Plastics is a leader and innovator of plastic machining and polishing, headquartered in Wallingford, Connecticut. Aside from the above mentioned subsequent event, there were no events subsequent to December 31, 2013, and through the consolidated financial statement issuance date of May 1, 2014, that would have a material effect on our consolidated financial statements as of December 31, 2013, or are of such significance that would require mention as a subsequent event in order to make the consolidated financial statements not misleading.